                                  EXHIBIT 3.3



                                    BY-LAWS

                                      OF

                                  ITXC CORP.

                           (a Delaware corporation)

                    (as amended through February 17, 1999)
                          __________________________

                                   ARTICLE I

                                    OFFICES
                                    -------

          SECTION 1.  OFFICES.  The Corporation shall maintain its registered
                      -------
office in the State of Delaware at 9 East Loockerman Street, in the City of Dover, in the County of Kent, and its resident agent at such address is National Registered Agents, Inc. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

          SECTION 1.  ANNUAL MEETINGS.  Annual meetings of stockholders for the
                      ---------------
election of directors and for such other business as may properly be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting. In the event that the Board of Directors fails to so determine the time, date and place for the annual meeting, it shall be held, beginning in 1998, at the principal office of the Corporation at 10 o'clock A.M. on the last Thursday in April of each year.

          SECTION 2.  SPECIAL MEETINGS.  Special meetings of stockholders,
                      ----------------
unless otherwise prescribed by the laws of the State of Delaware, may be called by the Chairman of the

Board, the President or by resolution of the Board of Directors and shall be called by the Chairman of the Board, President or Secretary upon the written request of (a) any director, (b) holders of not less than 20% of the outstanding shares of either the Corporation's Series B Convertible Preferred Stock or Series C Convertible Preferred Stock or (c) holders of outstanding shares of the capital stock of the Corporation entitled to not less than 10% of the aggregate voting power of all outstanding shares of capital stock of the Corporation. Notice of each special meeting shall be given in accordance with Section 3 of this Article II. Unless otherwise permitted by law, business transacted at any special meeting of stockholders shall be limited to the purpose stated in the notice.

          SECTION 3.  NOTICE OF MEETINGS.  Whenever stockholders are required or
                      ------------------
permitted to take any action at a meeting, a written notice of the meeting, which shall state the place, date and time of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or delivered to each stockholder of record entitled to vote thereat. Such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.

          SECTION 4.  QUORUM.  Unless otherwise required by law or the
                      ------
Certificate of Incorporation, the holders of a majority of the issued and outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. When a quorum is once present to organize a meeting, the quorum is not broken by the subsequent withdrawal of any stockholders.

          SECTION 5.  VOTING.  Unless otherwise provided in the Certificate of
                      ------
Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Upon the request of not less than 10% in interest of the stockholders entitled to vote at a meeting, voting shall be by written ballot. All elections of directors shall be decided by plurality vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, all elections of directors shall be by written ballot. Unless otherwise required by law or the Certificate of Incorporation and except as otherwise provided herein with respect to the election of directors, the vote of a majority of the outstanding shares, present in person or represented by proxy and entitled to vote on the subject matter, at a meeting at which a quorum is present shall constitute the act of the stockholders.

          SECTION 6.  CHAIRMAN OF MEETINGS.  The Chairman of the Board of
                      --------------------
Directors of the Corporation, if one is elected, or, in his absence or disability, the President of the Corporation, shall preside at all meetings of the stockholders.

          SECTION 7.  SECRETARY OF MEETING.  The Secretary of the Corporation
                      --------------------
shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the President shall appoint a person to act as Secretary at such meetings.

          SECTION 8.  ACTION WITHOUT MEETING.  Unless otherwise provided by the
                      ----------------------
Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders, or any action which may be taken at such meetings, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Every written consent shall bear the date of signature of each stockholder who signs the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          SECTION 9.  ADJOURNMENT.  At any meeting of stockholders of the
                      -----------
Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                  ARTICLE III

                              BOARD OF DIRECTORS
                              ------------------

          SECTION 1.  POWERS.  The business and affairs of the Corporation shall
                      ------
be managed by or under the direction of its Board of Directors. The Board shall exercise all of the powers and duties conferred by law except as provided by the Certificate of Incorporation or these By-Laws.

          SECTION 2.  NUMBER AND TERM.
                      ---------------

          (a) Number.  In the event that there are any shares of the
              ------
Corporation's Series B Convertible Preferred Stock or Series C Convertible Preferred Stock (the "Director Voting Preferred Stock") outstanding, the number of directors shall be fixed in accordance with the terms and provisions of such Director Voting Preferred Stock. In the event that there are not any shares of the Corporation's Director Voting Preferred Stock outstanding, (i) the number of directors shall be fixed at no less than one nor more than seven and (ii) within such limits, the number of directors shall be fixed from time to time by the Board of Directors.

          (b)  Term.  The Board of Directors shall be elected by the
               ----
stockholders at their annual meeting, and each director shall be elected to serve for the term of one year and until his successor shall be elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

          SECTION 3.  RESIGNATIONS.  Any director may resign at any time.  Such
                      ------------
resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 4.  REMOVAL.  Any director elected by the holders of the
                      -------
Corporation's Director Voting Preferred Stock (a "Preferred Director") may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares of Director Voting Preferred Stock then entitled to vote for the election of such director at any annual or special meeting of the stockholders called for that purpose. Any director elected jointly by the holders of the Corporation's Director Voting Preferred Stock and the Corporation's Common Stock (a "Preferred/Common Director")may be removed either with or without cause at any time by the affirmative vote of the holders of a majority in voting power of the shares of the Corporation's Director Voting Preferred Stock and the Corporation's Common Stock then entitled to vote for the election of such director at any annual or special meeting of the stockholders called for that purpose. Vacancies created pursuant to the first sentence of this Section 4 may be filled at such meeting by the affirmative vote of the holders of a majority of the outstanding shares of Director Voting Preferred Stock then entitled to vote for the election of a Preferred Director. Vacancies created pursuant to the second sentence of this Section 4 may be filled at such meeting by the affirmative vote of the holders of a majority in voting power of the shares then entitled to vote for the election of a Preferred/Common Director.

          SECTION 5.  VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Vacancies
                      -----------------------------------------
occurring in any directorship and newly created directorships shall be filled in accordance with the terms and provisions governing the Director Voting Convertible Preferred Stock if any shares of such series are outstanding. Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualify or until his earlier death, resignation or removal.

          SECTION 6.  MEETINGS.  The newly elected directors shall hold their
                      --------
first meeting to organize the Corporation, elect officers and transact any other business which may properly come before the meeting. An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for the meeting.

          Regular meetings of the Board may be held without notice at such places and times as shall be determined from time to time by resolution of the directors.

          Unless otherwise required by the laws of the State of Delaware, special meetings of the Board shall be called by the Chairman of the Board, President or Secretary on the written request of any director with at least two days' notice to each director and shall be held at such place as may be determined by the directors or as shall be stated in the notice of the meeting.

          SECTION 7.  QUORUM, VOTING AND ADJOURNMENT.  A majority of the total
                      ------------------------------
number of directors or any committee thereof shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board or any committee thereof. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

          SECTION 8.  COMMITTEES.
                      ----------
          (a) The following provisions shall apply during the "First Period" (as hereinafter defined):

              (i) There shall be an Audit Committee of the Board (to be established in accordance with Section 8(a)(ii) hereof) and a Compensation Committee of the Board (to be established in accordance with Section 8(a)(iii) hereof). The Board of Directors may designate one or more additional committees (each, an "Additional Committee"), including but not limited to an Executive Committee, each such Additional Committee to be established in accordance with
Section 8(a)(iv) hereof. Any such Additional Committee, to the extent provided in such resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee of the Board shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.

              (ii) The Audit Committee shall consist of at least two members. The Audit Committee shall review, act on and report to the Board with respect to auditing and accounting matters applicable to the Corporation, including the selection of the Company's independent auditors, the scope of the annual audits, the fees to be paid to the auditors, the performance of the Corporation's auditors and the accounting practices of the Corporation.

              (iii) The Compensation Committee shall consist of at least two members. The Compensation Committee shall be responsible for recommending to the Board of Directors the salaries and incentive compensation of the employee-officers of the Corporation. The Compensation Committee shall also administer the Company's 1998 Stock Incentive Plan to the extent provided in such Plan and such other employee benefit plans of the Corporation as shall be delegated to the Compensation Committee by the Board of Directors.

              (iv) Except with respect to any committee established to administer any aspect of the Corporation's 1998 Stock Incentive Plan, each Additional Committee shall consist of at least two members..

              (v) For purposes of this Section 8(a), the following terms shall have the following meanings:

                  (1) The term "Stockholders' Agreement" shall mean the stockholders' agreement, dated as of April 27, 1998, by and among the Corporation and each of the then existing stockholders of the Corporation, as amended.

                  (2) The term "First Period" shall mean the period commencing on the date that the Stockholders' Agreement is executed and expiring upon the termination of the Stockholders' Agreement

          (b) After the First Period, the Board of Directors may designate one or more committees, including but not limited to an Executive Committee, each such committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in such resolution of the Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no committee of the Board shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law of the Corporation. All committees of the Board shall keep minutes of their meetings and shall report their proceedings to the Board when requested or required by the Board.

          SECTION 9.  ACTION WITHOUT A MEETING.  Unless otherwise restricted by
                      ------------------------
the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or any committee thereof, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee, as the case may be.

          SECTION 10.  COMPENSATION.  The Board of Directors shall have the
                       ------------
authority to fix the compensation of directors for their services. A director may also serve the Corporation in other capacities and receive compensation therefor.

          SECTION 11.  TELEPHONIC MEETING.  Unless otherwise restricted by the
                       ------------------
Certificate of Incorporation, members of the Board, or any committee designated by the Board, may participate in a meeting by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or similar communications equipment shall constitute the presence in person at such meeting.

                                   ARTICLE IV

                                    OFFICERS
                                    --------

          SECTION 1. The officers of the Corporation shall include a Chairman of the Board, a President and a Secretary, each of whom shall be elected by the Board of Directors and shall hold office for a term of one year and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including an Executive Vice President, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders. Any number of offices may be held by the same person.

          SECTION 2.  OTHER OFFICERS AND AGENTS.  The Board of Directors may
                      -------------------------
appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors.

          SECTION 3.  CHAIRMAN.  The Chairman of the Board of Directors shall be
                      --------
a member of the Board and shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board may be, but need not be, the Chief Executive Officer of the Corporation. If the Board designates the Chairman to be the Chief Executive Officer of the Corporation, the Chairman of the Board shall exercise such duties as customarily pertain to the position of Chief Executive Officer, and shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board. If the Board does not designate the Chairman of the Board to be the Chief Executive Officer of the Corporation, the Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 4.  PRESIDENT.  If the Board of Directors does not designate
                      ---------
the Chairman of the Board to be the Chief Executive Officer of the Corporation, the President shall be the Chief Executive Officer of the Corporation. If the President serves as the Chief Executive Officer of the Corporation, he shall exercise such duties as customarily pertain to the office of President and Chief Executive Officer, he shall have general and active management of the property, business and affairs of the Corporation, subject to the supervision and control of the Board, and he shall perform such other duties as prescribed from time to time by the Board or these By-Laws. If the Chairman of the Board serves as the Chief Executive Officer of the Corporation, the President shall perform such duties as prescribed from time to time by the Board, the Chairman of the Board or these By-Laws.

          In the absence, disability or refusal of the Chairman of the Board to act, or the vacancy of such office, the President shall preside at all meetings of the stockholders and of the Board of Directors. Except as the Board of Directors shall otherwise authorize, the Chairman of the Board, the President and any Vice President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

          SECTION 5.  VICE PRESIDENTS.  Each Vice President, if any are elected,
                      ---------------
of whom one or more may be designated an Executive Vice President, shall have such powers and shall perform such duties as shall be assigned to him by the Chief Executive Officer or the Board of Directors.

          SECTION 6.  TREASURER.  The Treasurer shall have custody of the
                      ---------
corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor.
He shall render to the Chief

Executive Officer and Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

          The Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him by the Board.

          SECTION 7.  SECRETARY.  The Secretary shall be the Chief
                      ---------
Administrative Officer of the Corporation and shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept; (b) cause all notices required by these By-Laws or otherwise to be given properly; (c) see that the minute books, stock books, and other non-financial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Board.

          SECTION 8.  ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Each
                      ----------------------------------------------
Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board.

          SECTION 9.  CORPORATE FUNDS AND CHECKS.  The funds of the Corporation
                      --------------------------
shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors. All checks or other orders for the payment of money shall be signed by the Chairman of the Board, the President, any Vice President or the Treasurer or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required, by the Board of Directors.

          SECTION 10.  CONTRACTS AND OTHER DOCUMENTS.  The Chairman of the
                       -----------------------------
Board, the President, any Vice President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

          SECTION 11.  OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The Chairman
                       -----------------------------------------
of the Board, the President, any Vice President or the Treasurer, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of stockholders of any corporation in which the Corporation holds stock and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

          SECTION 12.  DELEGATION OF DUTIES.  In the absence, disability or
                       --------------------
refusal of any officer to exercise and perform his duties, the Board of Directors may delegate to another officer such powers or duties.

          SECTION 13.  RESIGNATION AND REMOVAL.  Any officer of the Corporation
                       -----------------------
may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3 of Article III of these By-Laws.

          SECTION 14.  VACANCIES.  The Board of Directors shall have power to
                       ---------
fill vacancies occurring in any office.

                                   ARTICLE V

                                     STOCK
                                     -----

          SECTION 1.  CERTIFICATES OF STOCK.  Every holder of stock in the
                      ---------------------
Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number and class of shares of stock in the Corporation owned by him. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

          SECTION 2.  TRANSFER OF SHARES.  Shares of stock of the Corporation
                      ------------------
shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof to the person in charge of the stock and transfer books and ledgers. Such certificates shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

          SECTION 3.  LOST, STOLEN, DESTROYED OR MUTILATED CERTIFICATES.  A new
                      -------------------------------------------------
certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed, and the Board of Directors may, in their discretion, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board may direct, not exceeding double the value of the stock, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation which has become mutilated without the posting by the owner of any bond upon the surrender by such owner of such mutilated certificate.

          SECTION 4.  LIST OF STOCKHOLDERS ENTITLED TO VOTE.  The stock ledger
                      -------------------------------------
shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Delaware General Corporation Law (S) 219 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

          SECTION 5.  DIVIDENDS.  Subject to the provisions of the Certificate
                      ---------
of Incorporation and Delaware General Corporation Law, the Board of Directors may at any regular or special meeting, declare dividends upon the stock of the Corporation either (i) out of its surplus, as defined in and computed in accordance with Delaware General Corporation Law (S) 154 and (S) 244 or (ii) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in their discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   ARTICLE VI

                          NOTICE AND WAIVER OF NOTICE
                          ---------------------------

          SECTION 1.  NOTICE.  Whenever any written notice is required to be
                      ------
given by law, the Certificate of Incorporation or these By-Laws, such notice, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation.

          SECTION 2.  WAIVER OF NOTICE.  Whenever notice is required to be given
                      ----------------
by law, the Certificate of Incorporation or these By-Laws, a written waiver thereof signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice.

                                 ARTICLE VII

                             AMENDMENT OF BY-LAWS
                             --------------------

          SECTION 1.  AMENDMENTS.  Subject to the terms and provisions of the
                      ----------
Director Voting Preferred Stock and the Stockholders' Agreement, these By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. Subject to the terms and provisions of the Director Voting Preferred Stock and the Stockholders' Agreement, By-Laws adopted by the Board of Directors may be amended or repealed by shareholders.

                                  ARTICLE VIII

          SECTION 1.  SEAL.  The seal of the Corporation shall be circular in
                      ----
form and shall have the name of the Corporation on the circumference and the jurisdiction and year of incorporation in the center.

          SECTION 2.  FISCAL YEAR.  The fiscal year of the Corporation shall end
                      -----------
on December 31 of each year, or such other twelve consecutive months as the Board of Directors may designate.

          SECTION 3.  INDEMNIFICATION.  Any person who was or is a party or is
                      ---------------
threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of
                             ---------------
itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware, or such other court shall deem proper.

          Any indemnification pursuant to the first two paragraphs of this
Section 3 of this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such paragraphs. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

          SECTION 4.  Advance of Expenses.  Expenses (including attorneys' fees)
                      -------------------
incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking satisfactory to the Board of Directors by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

          SECTION 5.  Remedies Not Exclusive.  The indemnification and
                      ----------------------
advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 6.  INSURANCE.  The Corporation may purchase and maintain
                      ---------
insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.